Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

BUFFALO INVESTOR I, LP,

BUFFALO INVESTOR II, LP

AND

SEMGROUP CORPORATION

dated as of July 17, 2017

Exhibits

Exhibit A – Form of Joinder

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 17, 2017 (the “Effective Date”), is made and entered into by and among Buffalo Investor I, LP, a Delaware limited partnership (“Buffalo I”), Buffalo Investor II, LP, a Delaware limited partnership (“Buffalo II”, and together with Buffalo I, the “Sellers”) and SemGroup Corporation, a Delaware corporation (the “Company”).

Each party to this Agreement (including any party made a party to this Agreement through the execution of a joinder to this Agreement) is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”

R E C I T A L S

WHEREAS, the Sellers and the Company are parties to that certain Purchase and Sale Agreement, dated as of June 5, 2017, by and among the Sellers, the Company, Beachhead I LLC, a Delaware limited liability company, and Beachhead II LLC, a Delaware limited liability company, (the “Purchase Agreement”);

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the parties thereto to consummate the transactions contemplated by the Purchase Agreement; and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Sellers pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. As used in and for purposes of this Agreement, the following terms have the following meanings:

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, for the purposes of this Agreement, any managed investment funds or other investment vehicles shall be considered Affiliates.

“Agreed Securities Exchange” means the New York Stock Exchange.

“Agreement” means this Agreement, as amended from time to time.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the Effective Date.

“Block Trade” means any sales in privately negotiated transactions to one or more purchasers, in a block trade in which a broker-dealer may seek to sell securities as an agent but may position and sell a portion of the block as principal, in purchases by a broker-dealer as principal and resale by the broker-dealer for its account, in transactions in which the broker solicits purchasers, or directly to one or more purchasers or through agents.

“Buffalo I” has the meaning set forth in the preamble to this Agreement.

“Buffalo II” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of Houston in the United States of America.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Effectiveness Period” has the meaning set forth in Section 2.1(a).

“Equity Interests” means any type of equity ownership in the Company, or right to acquire any equity ownership in the Company, including SemGroup Common Shares or other shares or a similar security, or any other interest entitling the holder thereof to participate in dividends or otherwise granting any other economic, voting or other rights, obligations, benefits or interests in, or attaching to, such interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Floor” has the meaning set forth in Section 2.1(b).

“Governmental Entity” means any (i) nation, region, state, province, county, city, town, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental body of any nature (including any governmental agency, branch, department, court or tribunal, or other entities), (iv) multinational organization or body or (v) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Included Registrable Securities” has the meaning set forth in Section 2.2.

“Indemnifying Party” has the meaning set forth in Section 2.8(c).

“Inspectors” has the meaning set forth in Section 2.3(n).

“Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree or injunction, of any Governmental Entity.

“Losses” means any and all losses, claims, damages, liabilities, obligations, costs and expenses (including as a result of any notices, actions, suits, proceedings, claims, demands, assessments, judgments, awards, costs, penalties, taxes and reasonable out-of-pocket expenses, including reasonable attorneys’ fees).

“Marketed Offering” has the meaning set forth in Section 2.1(b).

“Offering Expenses” has the meaning set forth in Section 2.6.

“Opt-Out Notice” has the meaning set forth in Section 2.2.

“Participating Shareholders” has the meaning set forth in Section 2.1(b).

“Participating Shareholder Indemnified Persons” has the meaning set forth in Section 2.8(a).

“Party” has the meaning set forth in the preamble to this Agreement.

“Person” means any natural person, group (including a “group” under Section 13(d) of the Exchange Act), corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Entity.

“Prospectus” means the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Qualified Offering” means a transaction (including an offering pursuant to an effective Registration Statement) in which Registrable Securities are sold to an underwriter for reoffering and resale to the public, an offering that is a “bought deal” with one or more investment banks, a Block Trade or other sale of shares to one or more purchasers in a limited offering or sales process.

“Qualified Offering Request” has the meaning set forth in Section 2.1(b).

“Records” has the meaning set forth in Section 2.3(n).

“Registrable Securities” means all SemGroup Common Shares received by the Sellers pursuant to the Purchase Agreement, that are beneficially owned by Shareholders, and any Equity Interests issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such SemGroup Common Shares; provided, however, that a Registrable Security shall cease to be a Registrable Security when (a) such Registrable Security has been sold pursuant to an effective Registration Statement under the Securities Act, (b) such Registrable Security has been sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (c) such Registrable Security shall have ceased to be outstanding; (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities or (e) when a Shareholder (other than Sellers or any of their respective Affiliates) is able to dispose of such Registrable Security held by it pursuant to Rule 144 under the Securities Act without any limitation.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, such Person’s, or such Person’s Subsidiaries’, directors, officers, employees, accountants, investment bankers, commercial bank lenders, attorneys and other advisors or representatives (including the employees or attorneys of such accountants, investment bankers or attorneys).

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sellers” has the meaning set forth in the preamble to this Agreement.

“Selling Expenses” has the meaning set forth in Section 2.8(b).

“SemGroup Common Shares” means shares of Class A Common Stock, par value $0.01 per share, of the Company.

“Shareholders” means the Sellers and transferees to whom a Shareholder transfers shares and related rights under this Agreement in accordance with Article III of this Agreement.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Special Approval Item” means solely the proposal submitted for approval at the Company’s 2018 annual meeting of stockholders with respect to an increase in the authorized capital stock of the Company, which proposal will not include approval of any shareholder rights plan, “poison pill” or any similar takeover defense proposal.

“Suspension Period” has the meaning set forth in Section 2.5(a).

“Violation” has the meaning set forth in Section 2.8(a).

ARTICLE II

REGISTRATION RIGHTS

2.1. Registration.

(a) With respect to all of the Registrable Securities held by the Shareholders, the Company shall (A) prepare and file a Registration Statement on Form S-3 (or, in the event Form S-3 is unavailable to the Company, then on Form S-1) (the “Shelf Registration”) as permitted by Rule 415 of the Securities Act (or such other similar rule as is then applicable) for the public resale of the Registrable Securities then outstanding on a delayed or continuous basis, and (B) use reasonable best efforts to cause such Registration Statement to be declared effective by the SEC not later than ninety (90) days after the Closing Date and in any event as soon as practicable after such filing. The Company shall use reasonable best efforts to cause each Registration Statement filed pursuant to this Section 2.1(a) to be effective, supplemented, amended or replaced to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Shareholders until the earliest of the date that (i) all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Company shall keep the Shareholders reasonably informed regarding filings made pursuant to this Section 2.1(a), including by, to the extent reasonably practicable, providing the Shareholders an opportunity to review such filings in advance of their submission to the SEC.

(b) In the event that a Shareholder elects to dispose of Registrable Securities pursuant to a Qualified Offering of Registrable Securities (the “Participating Shareholders”), the Company shall, at the request of the Participating Shareholders (a “Qualified Offering Request”), file a prospectus supplement, as soon as reasonably practicable, that shall be deemed to be part of a Registration Statement filed pursuant to Section 2.1(a) that is useable for a resale of Registrable Securities by the Participating Shareholders conducted pursuant to such Qualified Offering. The Qualified Offering Request will specify the aggregate value of the Registrable Securities proposed by the Participating Shareholders to be included in such Qualified Offering (calculated based on the volume-weighted average trading price of the SemGroup Common Shares for the 20 Business Days prior to the date of the Qualified Offering Request), which aggregate value may not be less than $50 million (the “Floor”). Subject to the Floor, Participating Shareholders may change the number of Registrable Securities proposed to be offered in any Qualified Offering at any time prior to commencement thereof. Participating Shareholders will be permitted to rescind a Qualified Offering Request at any time prior to the public announcement of the Qualified Offering; provided, that (i) the Participating Shareholders reimburse the

Company for all reasonable, out-of-pocket expenses incurred by the Company in connection with such Qualified Offering and (ii) the Shareholders will not be entitled to submit a Qualified Offering Request during the sixty (60) day period following the date of the rescission. In connection with each Qualified Offering pursuant to this Section 2.1(b), the Participating Shareholders delivering the Qualified Offering Request will determine (A) the plan of distribution, (B) such other matters affecting the structure and marketing of the Qualified Offering, and (C) the lead underwriter or underwriters and lead book runner(s), if any, provided that such underwriter(s) and lead book runner(s) are lenders under the Company’s Amended and Restated Credit Agreement, dated as of September 30, 2016, by and among the Company, as borrower, the guarantors named therein, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent. The Company and all Participating Shareholders proposing to distribute their Registrable Securities through such Qualified Offering shall enter into an underwriting agreement in reasonable and customary form, and such other reasonable and customary agreements, including, but not limited to, custody agreements and lock-up agreements, reasonably requested by the lead underwriter(s), so long as all Participating Shareholders participating in such Qualified Offering are required to enter into substantially similar custody agreements or lock-up agreements, as the case may be. Participating Shareholders may require the Company to effect up to four (4) Qualified Offerings where the plan of distribution includes a customary “road show” or other substantial marketing effort by the Company and the underwriter(s) or requires customary cooperation of the Company for one or more underwriters to establish a due diligence defense (a “Marketed Offering”) in any 365-day period (it being acknowledged and agreed by the Parties that Participating Shareholders may otherwise make an unlimited number of requests for Qualified Offerings not involving a Marketed Offering, such as a Block Trade).

(c) The Company further agrees to use reasonable best efforts to supplement or make amendments to each Registration Statement filed pursuant to Section 2.1(a) as may be necessary to keep such Registration Statement effective for the Effectiveness Period, including (i) to respond to the comments of the SEC, if any, (ii) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions to such registration form, (iii) as may be required by the Securities Act or (iv) as may be reasonably requested in writing by the Participating Shareholders or any underwriter, which may include amendments to reflect any specific plan of distribution or sale, sales in the over-the-counter market or any national securities exchange, or a distribution or sale to be made pursuant to a Block Trade. The Company agrees to furnish to the Participating Shareholders copies of any such supplement or amendment reasonably promptly after it is first being used or filed with the SEC. The Company agrees that any Registration Statement (including any prospectus contained therein) and any post-effective amendment thereto (including, in each case, the documents incorporated therein by reference), when it becomes or is declared effective or is filed with the SEC, will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not, as of each effective date of such Registration Statement or post-effective amendment and as of each filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the effective date of a Registration Statement, but in any event within one (1) Business Day of such date, the Company shall notify the Shareholders of the effectiveness of such Registration Statement. If, at any time, a Shelf Registration ceases to be effective, the Company shall use its best efforts to file and use its reasonable best efforts to cause to become effective a new “evergreen” shelf Registration Statement providing for an offering to be made on a continuous basis of the Registrable Securities. Such shelf Registration Statement shall be filed on Form S-3 or, if Form S-3 is unavailable to the Company, on Form S-1.

(d) Subject to the following sentence, the Company may include solely in any Marketed Offering any securities of the Company for its own account or for the account of any holders of SemGroup Common Shares. Any sale of such securities in any underwritten offering for the Company’s account or the account of any such holders shall be on the same terms as the sale of securities by the Participating Shareholders in such offering. Notwithstanding anything to the contrary contained herein, if the lead underwriter or underwriters of a Marketed Offering advise the Participating Shareholders that, in their reasonable opinion the number of Equity Interests (including any Registrable Securities) that the Company, the Participating Shareholders and any other Persons intend to include in any Marketed Offering is such that the success of any such offering would be adversely affected, including with respect to the price at which the securities can be sold, then the number of SemGroup Common Shares or other Equity Interests to be included in the Marketed Offering for the account of the Company, the Participating Shareholders and any other Persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Marketed Offering to the number recommended by such lead underwriter(s); provided, however, that such reduction shall be made: (i) first, to remove or reduce any SemGroup Common Shares or other Equity Interests proposed to be offered by the Company for its own account, (ii) second, to remove or reduce pro rata among any holders of SemGroup Common Shares or other Equity Interests other than the Participating Shareholders any SemGroup Common Shares or other Equity Interests requested to be registered or disposed of by them, as applicable, and (iii) third, to remove or reduce pro rata among the Participating Shareholders, on the basis of the number of SemGroup Common Shares or other Equity Interests requested to be registered or disposed of by them, as applicable, so that the total number of Equity Interests to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead underwriter(s).

2.2. Piggyback Rights. So long as a Shareholder has Registrable Securities, if at any time the Company proposes to sell or dispose of SemGroup Common Shares for its own account and/or for another Person in an underwritten offering (which, for the avoidance of doubt, shall not include an at-the-market offering or distribution), other than (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction or (c) a registration statement on any registration form which does not permit secondary sales, then as soon as reasonably practicable following the engagement of counsel by the Company to prepare the documents to be used in connection with the underwritten offering, the Company shall give notice (which may be limited to notification by electronic mail and shall state the intended method of distribution) of such proposed underwritten offering to each Shareholder holding (individually or in the aggregate with its Affiliates who are also Shareholders) at least $10 million of the then-outstanding Registrable Securities (calculated based on the volume-weighted average trading price of the SemGroup Common Shares for the twenty (20) Business Days prior to the date of such notice) and such notice shall offer such Shareholders the opportunity to include in such underwritten offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Shareholder may request in writing; provided, however, that if the Company has been advised by the lead underwriter or underwriters for such underwritten offering that, in their reasonable opinion, the inclusion of the Included Registrable Securities in the underwritten offering will have an adverse effect on the price at which the securities can be sold in the underwritten offering, then (1) if no Registrable Securities can be included in the underwritten offering in the written opinion of the lead underwriter or underwriters, the Company shall not be required to offer such opportunity to the Shareholders (but, for the avoidance of doubt, shall nevertheless be required to notify the Shareholders of such offering in accordance with the foregoing) or (2) if any Registrable Securities can be included in the underwritten offering in the opinion of the lead underwriter or underwriters, then the number of SemGroup Common Shares or other Equity Interests to be included in the underwritten offering for the account of the Company, the Participating Shareholders and any other Persons participating in such offering will be reduced to the extent necessary to reduce the total number of securities to be included in any such underwritten offering to the number recommended by such lead underwriter(s); provided, however, that such reduction shall be made: (i) first, to remove or reduce pro rata among the Participating Shareholders and any Person participating in such offering, on the basis of the number of SemGroup Common Shares or other Equity Interests requested to be registered or disposed of, as applicable and (ii) second, to remove or reduce any SemGroup Common Shares or other Equity Interests proposed to be offered by the Company for its own account, so that the total number of Equity Interests to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead underwriter(s). Any sale of such securities in any offering for the account of any Participating Shareholder or the account of such other Persons shall be on the same terms as the sale of securities by the Company in such offering. Any notice required to be provided in this Section 2.2 to Shareholders shall be provided on a Business Day pursuant to Section 4.1 hereof and receipt of such notice shall be confirmed in writing by the Shareholder. Each such Shareholder shall then have four (4) Business Days (or one (1) Business Day in connection with any overnight, single day marketed or bought underwritten offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the underwritten offering, which request shall include the amount of Registrable Securities to be included. If no written request for inclusion from a Shareholder is received within the specified time, each such Shareholder shall have no further right to participate in such underwritten offering (but, for the avoidance of doubt, shall nevertheless continue to have the right to include Registrable Securities in any subsequent Registration Statement as may be filed by the Company, upon the terms and conditions set forth in this Agreement). If, at any time after giving written notice of its intention to undertake a underwritten offering and prior to the closing of such underwritten offering, the Company shall determine for any reason not to undertake or to delay such underwritten offering, the Company shall give written notice of such determination to the Shareholders and, (x) in the case of a determination not to undertake such underwritten offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated underwritten offering, and (y) in the case of a determination to delay such underwritten offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the underwritten offering; provided that in the event such delay exceeds two (2) months after notice is delivered by a Participating Shareholder to request the inclusion of Registrable Securities in the underwritten offering, the Company shall be required to provide notice again to the Shareholders no later than five (5) Business Days (or two (2) Business Days in connection with any overnight or bought underwritten offering) prior to the commencement of the underwritten offering. Any Shareholder shall have the right to withdraw such Shareholder’s request for inclusion of such Shareholder’s Registrable Securities in such underwritten offering by giving written notice to the Company of such withdrawal at or prior to the time of pricing of such underwritten offering. Any Shareholder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Shareholder not receive notice from the Company of any proposed underwritten offering; provided, however, that such Shareholder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Shareholder (but only for so long as such notice is not subsequently revoked), the Company shall not be required to deliver any notice to such Shareholder pursuant to this Section 2.2 and such Shareholder shall not be entitled to participate in underwritten offerings by the Company pursuant to this Section 2.2. Any Shareholder participating in a underwritten offering pursuant to this Section 2.2 shall be a “Participating Shareholder” for the purposes of this Agreement.

2.3. Registration Procedure. Subject to the provisions of Section 2.1 and 2.2, if and whenever the Company is required by the provisions of this Agreement to effect or cause a registration of Registrable Securities, the Company shall use its reasonable best efforts to effect, as soon as practicable (or, to the extent a specific time period is provided herein, in accordance with such time period), in accordance with the intended method(s) of distribution, the registration of such Registrable Securities. Without limiting the generality of the foregoing, in connection with the registration of the sale of Registrable Securities pursuant to this Agreement, the Company will as promptly as reasonably practicable:

(a) prepare and file with the SEC, (i) a Registration Statement, and use its reasonable best efforts to cause such Registration Statement to become effective within the time periods specified herein and to remain effective under the Securities Act and as required by the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto and (ii) such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the distribution of all securities covered by such Registration Statement;

(b) furnish to each Participating Shareholder participating in an underwritten offering without charge, within a reasonable time prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto, including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement and such other documents in such quantities as such Participating Shareholder may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities, and give each Participating Shareholder and its Representatives a reasonable opportunity to review and comment on the same prior to filing any such documents;

(c) (i) cause the Company’s Representatives to supply all information reasonably requested by a Participating Shareholder, any underwriter, or its Representatives in connection with the Registration Statement and (ii) provide each Participating Shareholder, any underwriter and its Representatives with the opportunity to participate in the preparation of such Registration Statement and the related Prospectus;

(d) if applicable, use reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as a Participating Shareholder and the underwriters of the securities being registered, if applicable, reasonably request and do any and all other acts and things as may be reasonably necessary or advisable to enable a Participating Shareholder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall in no event be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, or (iii) consent to general service of process in any jurisdiction where it is not then so subject;

(e) use all reasonable efforts to cause each Registration Statement (including the prospectus included therein) and any post-effective amendments thereto, as of the effective date of such Registration Statement or post-effective amendment and as of the date of the prospectus and during the distribution of the related Registrable Securities, (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) notify each Participating Shareholder at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) use all reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and advise any underwriters and each Participating Shareholder promptly, and if requested by such Participating Shareholder, confirm such advice in writing, of any such stop order, injunction or other order or requirement, suspension or proceeding. If at any time the SEC shall issue any stop order, injunction or other order or requirement suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order, injunction or other order or requirement suspending the qualification or exemption from qualification of the Registrable Securities under state securities or “blue sky” laws or any proceedings are initiated for any of the preceding purposes, the Company shall use reasonable best efforts to obtain the withdrawal or lifting of such order or termination of such proceedings as promptly as practicable;

(h) use reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable each Participating Shareholder to consummate the disposition of such Registrable Securities; provided, however, that the Company shall in no event be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), (ii) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, or (iii) consent to general service of process in any jurisdiction where it is not then so subject;

(i) enter into customary agreements and use reasonable best efforts to take such other actions as are reasonably requested by each Participating Shareholder and are consistent with the other obligations of the Company hereunder in order to expedite or facilitate any underwritten offering;

(j) if requested by a Participating Shareholder, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, and subject to the provisions of this Agreement, such information as such Participating Shareholder may reasonably request to have included therein, including any terms of the underwritten offering and related plan of distribution as specified by the Participating Shareholders, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(k) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve (12) months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(l) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(m) cooperate with any Participating Shareholder and any underwriter to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the lead Shareholder may request in writing in connection with the closing of any sale of Registrable Securities;

(n) use reasonable best efforts to cause such Registrable Securities to be listed or quoted on the Agreed Securities Exchange or, if SemGroup Common Shares are not then listed on the Agreed Securities Exchange, then on such other securities exchange or national quotation system on which the SemGroup Common Shares are then listed or quoted; and

(o) make available for inspection by any Participating Shareholder, any underwriter participating in any disposition pursuant to such underwritten offering and any attorney, accountant or other professional retained by any such Participating Shareholder or underwriter (collectively, the “Inspectors”), during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably requested, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with establishing a defense under Section 11 of the Securities Act with respect to a Registration Statement pursuant to such underwritten offering (subject to, if requested by the Company, the Participating Shareholders and such underwriters entering into customary confidentiality agreements in form and substance reasonably acceptable to the Company); provided, however, that the foregoing inspecting and information gathering on behalf of the Participating Shareholders shall be conducted by one counsel designated by Sellers; and provided further that each such Inspector shall be required to maintain in confidence and not to disclose to any other person (other than each Participating Shareholder and its counsel) any information or records reasonably designated by the Company as being confidential, except as required by Law or to establish a due diligence defense;

(p) the Company will cooperate with each Participating Shareholder and each underwriter in effecting any underwritten offering as promptly as reasonably practicable following receipt of a Qualified Offering Request. In connection with any underwritten offering initiated by the Company and not made pursuant to Section 2.1(b), the Company shall be entitled to select the lead underwriter or underwriters. In furtherance of an underwritten offering, the Company will use reasonable best efforts to obtain and deliver to each underwriter and Participating Shareholder a comfort letter (and bring-down comfort letter) from the independent registered public accounting firm for the Company (and additional comfort letters (and bring-down comfort letters) from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such underwriter and Participating Shareholder may reasonably request. The Company will use reasonable best efforts to obtain and deliver to each underwriter and Shareholder a Rule 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by Rule 10b-5 statements and legal opinions delivered to underwriters in underwritten offerings as such underwriter and/or Participating Shareholder may reasonably request. The Company and all Participating Shareholders proposing to distribute their Registrable Securities through an underwritten offering initiated by the Company shall enter into an underwriting agreement in customary form, and such other agreements, including, but not limited to, custody agreements and lock-up agreements, requested by the lead underwriter(s), so long as all Participating Shareholders participating in such underwritten offering are required to enter into substantially similar custody agreements or lock-up agreements, as the case may be; provided that no Participating Shareholder shall be required to make any representations or warranties or give any indemnities other than those related to title and ownership of, and power and authority to transfer, shares and as to the accuracy and completeness of statements made in a registration statement, prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the lead underwriter(s) by such Participating Shareholder pertaining exclusively to such Participating Shareholder and expressly for inclusion in such registration statement, prospectus or other document; and

(q) to the extent the lead underwriter(s) of an underwritten offering shall request, have appropriate officers of the Company prepare and make presentations as part of a customary “road show”, which may be videotaped or otherwise electronically delivered, and other information meetings reasonably organized by the underwriters, in each case upon reasonable advance notice and at mutually agreed times and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Participating Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities, provided, however, that the Company shall only be required, following a written request from the Participating Shareholders, to participate in any “road show” twice in any 365-day period.

2.4. Conditions to Offerings.

(a) The obligations of the Company to take the actions contemplated by Section 2.1 and Section 2.2 with respect to an offering of Registrable Securities will be subject to the following conditions:

(i) the Company may require any Participating Shareholder to furnish to the Company such information regarding each Participating Shareholder, the Registrable Securities or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case to the extent reasonably required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws; and

(ii) in the event of an underwritten offering, each Participating Shareholder, together with the Company and any other holders of the Company’s securities proposing to include securities in such underwritten offering, will enter into a customary underwriting agreement with the underwriter or underwriters selected for such underwriting, as well as such other documents customary in similar offerings including lock-up agreements.

(b) Each Participating Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(e) or 2.3(g) or a condition described in Section 2.5, such Participating Shareholder will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until such Participating Shareholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(e) or notice from the Company of the termination of the stop order or Suspension Period.

2.5. Suspension Period.

(a) Notwithstanding anything to the contrary contained in this Agreement, if the Company determines in good faith (because of the existence of, or in anticipation of, any material acquisition, debt or equity financing or other material transaction involving the Company that is required to be disclosed in the Registration Statement or the prospectus contained therein and the disclosure of which would be materially adverse to the Company, or the inability to prepare any required financial statements without undue burden on the Company) that effecting an underwritten offering would be materially detrimental to the Company or the holders of SemGroup Common Shares, then the Company shall be entitled to postpone any such underwritten offering for the shortest reasonable period of time, in any event not to exceed sixty (60) consecutive days (a “Suspension Period”); provided, however, that no more than two Suspension Periods (of not more than ninety (90) days in the aggregate) may occur in any 365-day period. In the event of any such suspension pursuant to this Section 2.5(a), the Company shall as promptly as practicable furnish to each Participating Shareholder a written notice setting forth the estimated length of the anticipated delay. The Company will notify each Participating Shareholder promptly upon the termination of the Suspension Period.

(b) After the expiration of any Suspension Period and without any further request from a holder of Equity Interests, the Company shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable shelf Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

2.6. Registration Expenses. All underwriting discounts, underwriting fees and selling commissions, and fees and expenses of legal counsel to each Shareholder will be borne by the Participating Shareholders; provided, however, that the Company will pay the reasonable fees and expenses of one counsel to the Shareholders as a group (which counsel shall be selected by the holders of a majority of the Registrable Securities included in a registration or Qualified Offering, as applicable) as provided in the subsequent sentence. All other reasonable fees and expenses incident to an underwritten offering, including all fees and expenses incurred by the Company in complying with securities or “blue sky” laws, printing expenses, messenger and delivery expenses, any registration or filing fees payable to the SEC or payable under any federal or state securities or “blue sky” laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and expenses in connection with any filing and review by the Financial Industry Regulatory Authority, reasonable fees and disbursements of counsel for the Company and one counsel to the Shareholders, the Company’s independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees and expenses of transfer agents and registrars or any other agent or trustee appointed in connection with the underwritten offering, fees and expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the underwritten offering, and the fees and out of pocket expenses of other Persons, including special experts, retained by the Company (collectively, the “Offering Expenses”) will be borne by the Company.

2.7. Indemnification; Contribution.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the fullest extent permitted by applicable Law, the Company will indemnify and hold harmless each Participating Shareholder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Participating Shareholder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Participating Shareholder Indemnified Persons”), against any Losses, joint or several, to which such Participating Shareholder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following (each, a “Violation”): (i) any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto or any other document incorporated by reference therein or prepared by the Company incident to such registration, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and will reimburse each such Participating Shareholder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Participating Shareholder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Shareholder Indemnified Person, and shall survive the transfer of such securities by such Participating Shareholder or termination of this Agreement.

(b) By Each Participating Shareholder. To the fullest extent permitted by applicable Law, Each Participating Shareholder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act and its directors, officers, employees and agents, arising (collectively, the “Company Indemnified Persons”), against any Losses, joint or several, to which such Company Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by such Participating Shareholder, with respect to such Participating Shareholder, expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that the liability of each Participating Shareholder shall not be greater in amount than the dollar amount of the proceeds (net of any underwriting discounts and selling commissions or other costs and expenses paid by the Participating Shareholder or allocable to the sale of the Registrable Securities (“Selling Expenses”)) received by such Participating Shareholder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by a Party hereunder of notice of the commencement of any action (such Party, an “Indemnified Party”), such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any Indemnified Party other than under this Section 2.7 except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the indemnifying party to such Indemnified Party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this Section 2.7 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, legal expenses of any local counsel that is required to effectively defend against any such proceeding and of liaison with counsels so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the indemnifying party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or additional to those available to the indemnifying party, or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the indemnifying party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any Indemnified Party with respect to which such Indemnified Party is entitled to indemnification hereunder without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, and does not contain an admission of wrongdoing by, the Indemnified Party.

(d) Contribution. If the indemnification provided for in this Section 2.7 is held by a court or government agency of competent jurisdiction to be unavailable to any Indemnified Party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute, to the fullest extent permitted by applicable Law, to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such Indemnified Party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Participating Shareholder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Participating Shareholder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

2.8. Rule 144. The Company agrees that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as a Shareholder may reasonably request to enable such Shareholder to sell Registrable Securities pursuant to the exemptions provided by Rule 144, including providing such Shareholder with the following: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company (which obligation the Company shall be deemed to have complied with if such report is available on EDGAR); such other Securities Act or Exchange Act reports as such Shareholder may reasonably request (which obligation the Company shall be deemed to have complied with if such reports are available on EDGAR); and any other information as may be required in order to enable such Shareholder to make sales within the limitation of the exemptions provided by Rule 144.

ARTICLE III

TRANSFER RESTRICTIONS; VOTING

3.1. Transfers. Without the prior written consent of the Company, no Shareholder may transfer to any other Person (other than to an Affiliate of such Shareholder who agrees to be bound by the provisions of this Article III) any SemGroup Common Shares received by any Seller pursuant to the Purchase Agreement for a period of ninety (90) days after the Closing Date, except (i) in connection with any tenders, sales, transfers or other disposition in response to a bona fide third-party takeover bid or such other acquisition transaction, in each case, that is made to all holders of SemGroup Common Shares and (ii) the Shareholders may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of SemGroup Common Shares that does not provide for the transfer of SemGroup Common Shares during the 90-day period referred to above. From and after the date ninety (90) days immediately following the Closing Date, any Shareholder may transfer to any other Person any such SemGroup Common Shares. The rights to cause the Company to register Registrable Securities granted to the Shareholders by the Company under Article II may be transferred or assigned by a Shareholder to one or more transferee(s) or assignee(s) of such Registrable Securities who (a) are Affiliates of such Shareholder or (b) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least $25 million of Registrable Securities (calculating such value using the volume-weighted average closing price of such Registrable Securities on the principal exchange on which such Registrable Securities are then trading for the twenty (20) trading days immediately preceding such transfer or assignment); provided, however, that if the Shareholder desires to assign its rights hereunder to such transferee, the Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and the proposed transferee of such SemGroup Common Shares shall have executed and delivered to the Company a joinder to this Agreement, substantially in the form attached hereto as Exhibit A, which shall provide that such proposed transferee shall be a “Shareholder” for purposes of this Agreement. Any such transfer of registration rights will be effective upon valid receipt by the Company of the documents described in the preceding sentence.

3.2. Restrictions on Public Sales. Each Shareholder agrees to enter into a customary letter agreement with underwriters of any underwritten offering of the Company’s securities (whether primary or secondary, and regardless of whether any Shareholders participate in such underwritten offering), to the extent requested by the lead underwriter(s) in writing, providing such Shareholder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of such underwritten offering; provided, however, that (a) no Shareholder shall be subject to such restrictions unless the Company and the officers or the directors thereof are subject to the same restrictions, (b) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Shareholder of the Company on whom a restriction is imposed , (c) the restrictions set forth in this Section 3.2 shall not apply to any Registrable Securities that are sold in connection with an underwritten offering pursuant to this Agreement and (d) any Shareholder that (together with its Affiliates) beneficially owns less than 5% of the SemGroup Common Shares shall not be required to enter into such letter agreement.

3.3. Agreement to Vote Registrable Securities. For so long as any Shareholder continues to hold any Registrable Securities, at each annual or special meeting of stockholders of the Company that is called and at which action is to be taken with respect to any matter, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company, such Shareholder shall, or shall cause the holder of record on any applicable record date to, (a) if applicable, appear at each such meeting or otherwise cause its Registrable Securities to be counted as present thereat for purposes of calculating a quorum and (b) vote all of such Shareholder’s Registrable Securities in a manner consistent with the recommendation of the Board of Directors of the Company with respect to the Special Approval Item.

3.4. Restrictions on Hedging. For 90 days after the Closing Date, without the prior written consent of the Company, such Shareholder shall not, and shall cause its Affiliates not to, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the SemGroup Common Shares or Equity Interests that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any SemGroup Common Shares or other Equity Interests.

ARTICLE IV

GENERAL PROVISIONS

4.1. Notices. Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person; (b) upon confirmation of receipt when transmitted by an facsimile; (c) when sent by electronic mail if sent prior to the close of business on a Business Day of the recipient; if not, then on the next business day or (d) on the next Business Day if transmitted by national overnight courier, in each addressed as follows::

If to the Company, to:

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-7700

Telephone: (918) 524-8100

Facsimile: (918) 524-8687

Attention: General Counsel

And a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas 77007

Telephone: (713) 758-3708

Facsimile: (713) 615-5861

Attention: David P. Oelman and Lande A. Spottswood

If to the Sellers, to:

Buffalo Investor I LP

Buffalo Investor II LP

c/o Alinda Capital Partners

100 West Putnam Avenue

Greenwich, CT 06830

Attention: General Counsel

Fax: (203) 930-3880

And a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: David Lieberman

Facsimile: (212) 455-2502

4.2. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

4.3. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties hereto or, in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4. Interpretation. In this Agreement, except as context may otherwise require, references:

(a) to the Preamble, Recitals, Sections, or Exhibits are to the Preamble to, a Recital or Section of, or Exhibit to, this Agreement;

(b) to this Agreement are to this Agreement and the Exhibits to it, taken as a whole;

(c) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation include any successor to the section;

(d) to any Governmental Entity includes any successor to that Governmental Entity;

(e) to a Person are also to its permitted successors and assigns;

(f) to the words “hereby,” “herein,” “hereof,” “hereunder,” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section;

(g) to the words “include,” “includes,” or “including,” are to be deemed followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require;

(h) the table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement; and

(i) this Agreement is the product of negotiation by the Parties, having the assistance of counsel and other advisers. The Parties intend that this Agreement not be construed more strictly with regard to one Party than with regard to the other Party.

4.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

4.6. Facsimiles; Counterparts. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., .pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

4.7. Entire Understanding; No Third-Party Beneficiaries. This Agreement and the Exhibit hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter of this Agreement. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that each Party agrees that any Participating Shareholder Indemnified Party shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Participating Shareholder Indemnified Party. Only the parties that are signatories to this Agreement or a joinder to this Agreement (and their permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to delivery of this Agreement and such transactions and other provisions of this Agreement.

4.8. Governing Law.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN DELAWARE, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b) The Parties irrevocably submit to the exclusive personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware state or Federal court. The Parties consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8(c).

4.9. Assignment. This Agreement shall inure the benefit of and be binding upon the successors and assigns of the Parties, including subsequent holders of Registrable Securities to the extent permitted herein.

4.10. Specific Performance. The Parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any non-performance or breach of this Agreement by any Party could not be adequately compensated by money damages alone and that the Parties would not have any adequate remedy at law. In the event of any breach or threatened breach by any Party of any provisions contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such provisions, and (b) an injunction restraining such breach or threatened breach. No Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties further agree that they shall not object to the granting of an injunctive relief on the basis that there exist adequate remedy at law may exist.

4.11. Termination. This Agreement (other than Section 2.7) shall terminate with respect to a Shareholder upon the first date on which such Shareholder and any other Shareholders that are an Affiliate of such Shareholder cease to hold any Registrable Securities. Nothing in this Agreement shall be deemed to release any Party from any liability for any willful and material breach of this Agreement occurring prior to any termination hereof or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUFFALO INVESTOR I, L.P.
By:	Buffalo Investor I GP LLC, its general partner

By:	/s/ Chris Beale
Name:	Chris Beale
Title:	President

BUFFALO INVESTOR II, L.P.
By:	Buffalo Investor II GP LLC, its general partner

By:	/s/ Chris Beale
Name:	Chris Beale
Title:	President

SEMGROUP CORPORATION

By:	/s/ Carlin G. Conner
Name:	Carlin G. Conner
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

Exhibit A

Form of Joinder

The undersigned is executing and delivering this Joinder Agreement (this “Joinder Agreement”) pursuant to the Registration Rights Agreement, dated as of July 17, 2017 (the “Registration Rights Agreement”), by and between Buffalo Investor I, LP, Buffalo Investor II, LP and SemGroup Corporation. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby agrees to become a party to, be bound by, and comply with the provisions of, and shall have the full rights and obligations under, the Registration Rights Agreement as a “Shareholder” thereunder.

Accordingly, in consideration of the mutual covenants and agreements set forth in the Registration Rights Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned has executed and delivered this Joinder Agreement as of the             day of             , 20    .

[SHAREHOLDER]

By:
Name:
Title: